EXHIBIT (j)

            Consent of Independent Registered Public Accounting Firm
                          -----------------------------

The Board of Directors
The Jundt Growth Fund, Inc.
Jundt Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                                                        KPMG LLP


Minneapolis, Minnesota
April 29, 2005